Exhibit 10.11

THIS PROMISSORY NOTE (“NOTE”) AND THE SECURITIES INTO WHICH THE NOTE MAY BE CONVERTED HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND THIS NOTE AND THE SECURITIES INTO WHICH THIS NOTE MAY BE CONVERTED MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

PROMISSORY NOTE

Principal Amount: Up to [4,600,000][1]	October , 2021

Foresight Acquisition Corp. II, a Delaware corporation (“Maker”), promises to pay to the order of [Foresight Sponsor Group II, LLC / FA Co-Investment LLC], a Delaware limited liability company, or its registered assigns or successors in interest (“Payee”), or order, the principal sum of [Four Million Six Hundred Thousand] Dollars ($[4,600,000]), or such lesser amount as shall have been advanced by Payee to Maker and shall remain unpaid under this Note, in lawful money of the United States of America, on the terms and conditions described below. All payments on this Note (unless the principal is converted pursuant to Section 5 below) shall be made by check or wire transfer of immediately available funds or as otherwise determined by Maker to such account as Payee may from time to time designate by written notice in accordance with the provisions of this Note.

1.    Principal. The principal balance of this Note shall be payable on the date (the “Maturity Date”) on which Maker consummates its initial merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The principal balance may not be prepaid, and is only payable upon consummation by Maker of a Business Combination. Under no circumstances shall any individual, including but not limited to any officer, director, employee or stockholder of Maker, be obligated personally for any obligations or liabilities of Maker hereunder.

2.    Interest. No interest shall accrue on the unpaid principal balance of this Note.

3.     Drawdown Requests. Maker and Payee agree that Maker may request [Four Million Dollars ($4,000,000)] to fund the trust account (the “Trust Account”) established in connection with Maker’s initial public offering (the “IPO”) to a value of $10.20 per public share sold in the IPO (the “Trust Account Funding Level”), on the date of the consummation of the IPO, solely for deposit into the Trust Account. The remaining undrawn principal of this Note may be drawn down on each date, if any, of the consummation of the underwriters’ over-allotment option in connection with the IPO (which may be the date identified in the first sentence of this Section 3), solely for deposit into the Trust Account to ensure that the Trust Account Funding Level is maintained at $10.20 per share sold in the IPO, in an amount proportionate to the exercise of such over-allotment option. Once an amount is drawn down under this Note, it shall not be available for future drawdown. No fees, payments or other amounts shall be due to Payee in connection with, or as a result of, any payments under this Note.

4.    Application of Payments. All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorney’s fees, then to the payment in full of any late charges and finally to the reduction of the unpaid

[1]	To be allocated between separate Notes issued to Sponsor and FA Co-Investment.

principal balance of this Note. In the event that a Business Combination is not consummated by Maker within the time prescribed in Maker’s amended and restated certificate of incorporation, as amended from time to time, the principal balance hereunder held in the Trust Account, as well as any interest earned thereon, shall be distributed solely to Maker’s public stockholders upon Maker’s liquidation or dissolution.

5.     Conversion.

(a)     Optional Conversion. On or before the Maturity Date, at the option of Payee, any amounts outstanding under this Note may be converted into units (“Units”) at a conversion price of $10.00 per Unit (the “Unit Conversion Price”). Each Unit will contain terms identical to those of the Units issued by Maker in a private placement (the “Private Placement”) simultaneously with the closing of the IPO, consisting of one share of Class A common stock, par value $0.0001, of Maker (each, a “Share”), and one-half of one redeemable warrant (each, a “Warrant”), each whole Warrant entitling the holder to purchase one Share at an exercise price of $11.50 per Share, as more fully described in the prospectus for the IPO. Before this Note may be converted under this Section 5(a), Payee shall surrender this Note, duly endorsed, at the office of Maker and shall state therein the amount of the unpaid principal of this Note to be converted and the name or names in which the certificates for Units are to be issued. The conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of this Note and the person or persons entitled to receive the Units upon such conversion shall be treated for all purposes as the record holder or holders of such Units as of such date. For the avoidance of doubt, in the event that all principal on this Note has been paid in full on or prior to the Maturity Date, then Payee shall not be entitled to convert any portion of this Note into Units. The Units and the Shares and Warrants included in the Units, as well as the Shares underlying the Warrants, and any other equity security of Maker issued or issuable with respect to the foregoing by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, amalgamation, consolidation or reorganization, shall be entitled to the registration rights set forth in that certain registration rights agreement between Maker and the parties thereto, dated as of October [●], 2021.

(b)     Remaining Principal. All accrued and unpaid principal of this Note that is not then converted into Units shall continue to remain outstanding and to be subject to the terms and conditions of this Note.

(c)     Fractional Units; Effect of Conversion. No fractional units shall be issued upon conversion of this Note. In lieu of issuing any fractional units to Payee upon the conversion of this Note, Maker shall pay to Payee an amount in cash equal to the product obtained by multiplying the Unit Conversion Price by the fraction of a unit not issued pursuant to the previous sentence. Upon conversion of this Note in full and the payment of any amounts specified in this Section 5(c), this Note shall be cancelled and void without further action of Maker or Payee, and Maker shall be forever released from all its obligations and liabilities under this Note.

6.    Events of Default. The following shall constitute an event of default (“Event of Default”):

(a)    Failure to Make Required Payments. Failure by Maker to pay the principal amount due pursuant to this Note within five (5) business days of the date specified in Section 1 above.

(b)    Voluntary Bankruptcy, Etc. The commencement by Maker of a voluntary case under any applicable bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Maker generally to pay its debts as such debts become due, or the taking of corporate action by Maker in furtherance of any of the foregoing.

(c)     Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of Maker in an involuntary case under any applicable bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Maker or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days.

7.    Remedies.

(a)     Upon the occurrence of an Event of Default specified in Section 6(a) hereof, Payee may, by written notice to Maker, declare this Note to be due immediately and payable, whereupon the unpaid principal amount of this Note, and all other amounts payable hereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

(b)     Upon the occurrence of an Event of Default specified in Sections 6(b) or 6(c) hereof, the unpaid principal balance of this Note, and all other sums payable with regard to this Note, shall automatically and immediately become due and payable, in all cases without any action on the part of Payee.

8.    Waivers. Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to this Note, all errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Note, and all benefits that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and Maker agrees that any real or personal property that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by Payee.

9.    Unconditional Liability. Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to Maker or affecting Maker’s liability hereunder.

10.    Notices. All notices, statements or other documents which are required or contemplated by this Note shall be in writing and delivered (i) personally or sent by first class registered or certified mail, overnight courier service to the address designated in writing by such party, (ii) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party or (iii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic mail, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail.

11.    Construction. THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

12.    Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

13.     Trust Waiver. Notwithstanding anything herein to the contrary, Payee hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any distribution of or from the Trust Account in which a portion of the proceeds of the IPO and the Private Placement were deposited, as described in greater detail in the registration statement and prospectus filed by Maker with the Securities and Exchange Commission in connection with the IPO, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever; provided however, that upon the consummation of the Business Combination , Maker shall repay the principal balance of this Note out of the proceeds released to Maker from the Trust Account.

14.    Amendment; Waiver. Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of Maker and Payee.

15.    Assignment. No assignment or transfer of this Note or any rights or obligations hereunder may be made by any party hereto (by operation of law or otherwise) without the prior written consent of the other party hereto and any attempted assignment without the required consent shall be void; provided, however, that the foregoing shall not apply to an affiliate of Payee who agrees to be bound to the terms of this Note.

[Signature Page Follows]

IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Note to be duly executed by the undersigned as of the day and year first above written.

[FORESIGHT ACQUISITION CORP. II / FA CO-INVESTMENT LLC]

By:
Name:
Title:

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